FIRST AMENDMENT TO THE RIDER TO AMENDED AND RESTATED
REVENUE SHARING AND NOTE PURCHASE AGREEMENT

October 24, 2017

Reference is hereby made to: (a) the Revenue Sharing and Note Purchase Agreement, originally dated as of February 14, 2014, and amended and restated as of December 24, 2014 (as so amended and restated, the “Original Agreement”; and, the Original Agreement, as supplemented by the Amended Rider referred to below and otherwise amended, restated, supplemented or modified from time to time, the “Agreement”), by and among ANDREA ELECTRONICS CORPORATION, a New York corporation (the “Company”), AND34 FUNDING LLC, as collateral agent (the “Collateral Agent”), and the financial institutions party thereto as “Purchasers”; and (b) the Rider to the Amended and Restated Revenue Sharing and Note Purchase Agreement, originally dated as of August 10, 2016 (the “Original Rider”), by and among the Company, the Collateral Agent and the Purchasers party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement as supplemented by the Original Rider.

This First Amendment to the Original Rider (this “First Amendment”; and, the Original Rider, as amended by this First Amendment, the “Amended Rider”) is dated as of October 24, 2017, and, upon execution by the parties identified on the signature pages hereto, will hereafter be part of the Original Agreement and the Original Rider.

WHEREAS, pursuant to the Original Rider, the Original Agreement, as supplemented by the Original Rider, contemplated that the Company may subsequently request up to $7,000,000 in Additional Notes, and the Note Purchasers, in their sole discretion, may agree to the sale and purchase of such Additional Notes; and

WHEREAS, the Company has requested the right to request Additional Notes in an incremental amount of up to $500,000, such that the aggregate amount of all Additional Notes that may be issued and sold pursuant to the Original Agreement (as supplemented by the Amended Rider), does not exceed $7,500,000 (it being acknowledged and agreed by the Company that a portion of such Additional Notes in an aggregate principal amount equal to $6,000,000 have already been purchased and sold under the Original Agreement (as supplemented by the Original Rider) prior to the date first written above), subject to the terms and conditions set forth in the Agreement and herein.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree to amend the Original Rider as follows:

1. Amendment to Section C.1 to the Original Rider. Section C.1 of the Original Rider is hereby amended and restated in its entirety as follows:

C.1. Purchase and Sale of Additional Notes.

C.1.1. On August 10, 2016 (the “Rider Date”) and from time to time thereafter as provided herein, the Company agrees to issue and sell, and each Note Purchaser agrees to purchase, for an amount equal to the original principal amount thereof and in accordance with the percentages set forth on Schedule 2.2, Additional Notes in an aggregate original principal amount of up to $7,500,000 (or such greater amount as the Note Purchasers may agree in their sole discretion). The purchase price of the Additional Notes allocated in accordance with the percentages set forth Schedule 2.2 shall be payable in immediately available funds by wire transfer to the deposit account of the Company as identified in writing by the Company to the Note Purchasers prior to the Rider Date and each subsequent date of issuance of Additional Notes thereafter. No Note Purchaser shall be responsible for any default by any other Note Purchaser in its obligation to acquire Additional Notes hereunder. The Company may subsequently request, and the Note Purchasers may in their sole discretion agree to, the sale and purchase of additional Notes in excess of such amount.

C.1.2. From time to time following the Rider Date and through the fourth anniversary of the Rider Date (or, upon mutual prior agreement of the Company and the Majority Note Purchasers and subject to an extension of the Maturity Date pursuant to Section C.3.1, through the fifth anniversary of the Rider Date), on not less than 10 Business Days prior written notice, the Company may request that the Note Purchasers acquire, and subject to the conditions set forth in Section 3.3 and the delivery of such other documents as reasonably requested by the Collateral Agent and/or the Purchasers (including, without limitation, customary resolutions and legal opinions and confirmation of collateral matters), the Note Purchasers shall acquire, Additional Notes in an aggregate original principal amount of up to $7,500,000 (excluding any PIK Interest) (or such greater amount as the Note Purchasers may agree in their sole discretion). The proceeds of the Additional Notes shall be applied solely to the payment of Monetization Expenses (or to reimburse the Company for the payment of Monetization Expenses). The Company may not request Additional Notes to be acquired more than one time in any calendar month, and any such requests shall be in a minimum amount of $100,000.

2. Reaffirmation of Original Rider and the Agreement. Except as expressly amended hereby, each of the Original Rider and the Original Agreement, as amended by the Original Rider, and the other Documents shall continue in full force and effect. This First Amendment, the Original Agreement and the Original Rider shall hereafter be read and construed together as a single document, and all references in the Agreement, any other Document or any agreement or instrument related to the Agreement shall hereafter refer to the Original Agreement as amended by Amended Rider. This First Amendment and the Amended Rider each shall constitute a Document.

3. Incorporation by Reference. EACH PARTY HERETO HEREBY AGREES THAT THE PROVISIONS OF SECTIONS 9.7, 9.8 and 9.9 OF THE ORIGINAL AGREEMENT SHALL APPLY TO THIS FIRST AMENDMENT AND THE AMENDED RIDER.

4. Execution in Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this First Amendment shall be effective as delivery of an original executed counterpart of this First Amendment. The Collateral Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Original Rider to the Original Agreement to be duly executed and delivered as of the day of the year first above written.

ANDREA ELECTRONICS CORPORATION,
as the Company

By
Name: Corisa L. Guiffre
Title: Vice President and Chief Financial Officer

AND34 FUNDING LLC,
as a Revenue Participant

By
Name: JAMES K. NOBLE III
Title: SECRETARY

AND34 FUNDING LLC,
as a Noteholder

By
Name: JAMES K. NOBLE III
Title: SECRETARY

AND34 FUNDING LLC,
as Collateral Agent

By
Name: JAMES K. NOBLE III
Title: SECRETARY